                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 10, 2003, except for note 20 for which the date is March 27, 2003, on the consolidated financial statements of JAKKS Pacific Inc. in this Form 10-K into the previously filed Registration Statements of JAKKS Pacific, Inc. on Form S-3 (File Nos. 333-83568 and 333-100195) and Form S-8 (Nos. 333-52205, 333-68313, 333-90055, 333-40392, 333-65324 and 333-101663).

/s/ PKF
----------------------------
PKF

Certified Public Accountants
A Professional Corporation

Los Angeles, California
March 27, 2003